Exhibit 99.4

ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD, SUITE 300
ST. LOUIS, MO 63141
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
For Against Abstain
1. Proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated September 19, 2016, by and among Isle of Capri Casinos, Inc. (“Isle”), Eldorado Resorts, Inc. (“ERI”), Eagle I Acquisition Corp. and Eagle II Acquisition Company LLC, and to approve the merger of Isle with and into a wholly owned subsidiary of ERI where Isle will survive as a wholly owned subsidiary of ERI (the “First Step Merger”).
2. Proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Isle’s named executive officers in connection with the mergers contemplated by the Merger Agreement.
3. Proposal to approve one or more adjournments of the Special Meeting if appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the First Step Merger at the time of the Special Meeting.
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
Please indicate if you plan to attend this meeting Yes No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date
0000298555_1 R1.0.1.25

Bring this ticket (or other proof of ownership) and valid photo identification in order to be admitted to the Special Meeting. Cameras and electronic recording devises are not permitted at the Special Meeting.
ADMISSION TICKET
ISLE OF CAPRI CASINOS, INC.
Special Meeting of Stockholders
January 25, 2017 at 1:00 PM Eastern Time
Isle Casino Racing Pompano Park
1800 SW 3rd Street
Pompano Beach, Florida 33069
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting, Proxy Statement and Form of Proxy Card are available at www.proxyvote.com
ISLE OF CAPRI CASINOS, INC.
Special Meeting of Stockholders
January 25, 2017 at 1:00 PM ET
This proxy is solicited by the Board of Directors
The undersigned stockholder(s) of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), hereby appoint(s) Eric L. Hausler and Edmund L. Quatmann, Jr., and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at Isle Casino Racing Pompano Park, 1800 SW 3rd Street, Pompano Beach, Florida 33069, on January 25, 2017 at 1:00 p.m., Eastern Time, and at any and all adjournments, postponements, continuations or rescheduling thereof (the “Special Meeting”), with all the powers the undersigned would possess if personally present at the Special Meeting, as directed on this ballot.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
0000298555_2_R1.0.1.25
Continued and to be signed on reverse side